Exhibit 5

August 29, 2014

United Financial Bancorp, Inc.

45 Glastonbury Boulevard, Suite 200

Glastonbury, Connecticut 06033

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by United Financial Bancorp, Inc., a Connecticut corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the following securities of the Company (the “Securities”):

(i)	common stock, no par value per share (the “Common Stock”);

(ii)	preferred stock, no par value per share (the “Preferred Stock”);

(iii)	senior debt securities (the “Senior Debt Securities”);

(iv)	subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

(v)	depositary shares representing a fractional interest in a share of Preferred Stock (“Depositary Shares”);

(vi)	contracts obligating the Company or a holder to purchase Common Stock, Preferred Stock or Depositary Shares at a future date or dates (“Stock Purchase Contracts”);

(vii)	stock purchase units, consisting of one or more Stock Purchase Contracts and beneficial interests in Debt Securities or any other securities (“Stock Purchase Units”);

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(viii)	warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Warrants”); and

(ix)	units, consisting of one or more of the other Securities in any combination (the “Units”),

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate aggregate initial offering price, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

We are acting as counsel for the Company in connection with the filing of the Registration Statement. The preferences, limitations and relative rights of shares of any series of Preferred Stock will be set forth in a Certificate of Amendment to the Company’s Certificate of Incorporation (a “Certificate of Amendment”) with respect thereto. The Senior Debt Securities may be issued pursuant to a senior indenture (the “Senior Indenture”) between the Company and a trustee to be named in such indenture and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Subordinated Debt Securities may be issued pursuant to a subordinated indenture (together with the Senior Indenture, the “Indentures”) between the Company and a trustee to be named in such indenture and duly qualified under the Trust Indenture Act. The shares of Preferred Stock represented by Depositary Shares will be deposited pursuant to a Depositary Agreement (the “Depositary Agreement”) between the Company and a bank or trust company as depositary. The Stock Purchase Contracts may be issued pursuant to a Stock Purchase Contract Agreement (the “Stock Purchase Contract Agreement”) between the Company and a bank or trust company as stock purchase contract agent. The Stock Purchase Units may be issued pursuant to a Stock Purchase Unit Agreement (the “Stock Purchase Unit Agreement”) between the Company and a bank or trust company as unit agent. Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a bank or trust company as warrant agent. Units may be issued pursuant to a Unit Agreement (the “Unit Agreement”) between the Company and a bank or trust company as unit agent.

We have examined and relied upon signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto. We have also examined and relied upon the corporate minute books of the Company as provided to us by the Company and the Certificate of Incorporation and By-laws of the Company, each as restated and/or amended.

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents

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submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of the corporate minute books of the Company provided to us by the Company.

We have relied as to certain matters on information obtained from public officials and officers of the Company, and we have assumed that (i) one or more Prospectus supplements will be prepared and filed with the Commission describing the Securities offered thereby, (ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable Prospectus supplements, (iii) the applicable Indenture will be duly authorized, executed and delivered by the trustee named therein, (iv) the applicable Indenture will be duly qualified under the Trust Indenture Act and the applicable trustee will be duly eligible to serve as trustee, (v) the Debt Securities will be duly authenticated by the trustee named in the applicable Indenture, (vi) the Depositary Agreement, Stock Purchase Contract Agreement, Stock Purchase Unit Agreement, Warrant Agreement and Unit Agreement will be duly authorized, executed and delivered by all parties thereto other than the Company, (vii) any definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized, executed and delivered by all parties thereto other than the Company, (viii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (ix) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Certificate of Incorporation, as restated and/or amended, and not otherwise reserved for issuance and (x) the Company will be validly existing as a corporation and in good standing under the laws of the State of Connecticut.

We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities other than the Company. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

We have assumed for purposes of our opinions below that no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect. We have also assumed that the execution and delivery by the Company of the Indentures, the Depositary Agreement, the Stock Purchase Contract Agreement, the Stock Purchase Unit Agreement, the

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Warrant Agreement, the Unit Agreement and the Securities and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule or regulation to which the Company or any of its properties is subject or (iii) any judicial or regulatory order or decree of any governmental authority.

We have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of the Securities, the Board of Directors of the Company (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Securities.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing and (iii) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We also express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Connecticut and the federal laws of the United States of America. We express no opinion herein with respect to compliance by the Company with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right of the Company, (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (iii) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (iv) that is in violation of public policy, (v) relating to indemnification and contribution with respect to securities law matters, (vi) which provides that the terms of any agreement may not be waived or modified except in writing, (vii) purporting to indemnify any person against his, her or its own negligence

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or intentional misconduct, (viii) requiring the payment of penalties, consequential damages or liquidated damages or (ix) relating to choice of law or consent to jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to the Common Stock, when (i) specifically authorized for issuance by proper action of the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Company’s Certificate of Incorporation and By-laws, each as restated and/or amended, (iii) the shares of Common Stock have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (iv) the Company has received the consideration provided for in the Authorizing Resolutions, the Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to shares of any series of the Preferred Stock, when (i) the Authorizing Resolutions have specifically authorized the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including resolutions adopting a Certificate of Amendment that establishes and designates the series and fixes and determines the preferences, limitations and relative rights thereof, (ii) a Certificate of Amendment with respect to the series has been filed with the Secretary of State of the State of Connecticut, (iii) the terms of the issuance and sale of the series of Preferred Stock have been duly established in conformity with the Company’s Certificate of Incorporation and By-laws, each as restated and/or amended, (iv) the shares of the series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Company has received the consideration provided for in the Authorizing Resolutions, the shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the applicable Indenture has been duly authorized, executed and delivered, (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and the Authorizing Resolutions, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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4. With respect to the Depositary Shares, when (i) the Authorizing Resolutions have specifically authorized the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Amendment relating to the Preferred Stock underlying the Depositary Shares and the filing of such Certificate of Amendment with the Secretary of State of the State of Connecticut, (ii) the applicable Depositary Agreement relating to the Depositary Shares has been duly authorized, executed and delivered and the depositary appointed by the Company, (iii) the terms of the issuance and sale of the Depositary Shares have been duly established in conformity with the Company’s Certificate of Incorporation and By-laws, each as restated and/or amended, (iv) the Depositary Shares have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus, (v) the shares of Preferred Stock underlying the Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) and (vi) the Company has received the consideration provided for in the Authorizing Resolutions, such Depositary Shares will be legally issued.

5. With respect to the Stock Purchase Contracts, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the applicable Stock Purchase Contract Agreement has been duly authorized, executed and delivered, (iii) the terms of the Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Stock Purchase Contract Agreement and the Authorizing Resolutions, (iv) the Stock Purchase Contracts have been duly executed and delivered in accordance with the Stock Purchase Contract Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. With respect to the Stock Purchase Units, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the applicable Stock Purchase Unit Agreement has been duly authorized, executed and delivered, (iii) the terms of the Stock Purchase Units and of their issuance and sale have been duly established in conformity with the applicable Stock Purchase Unit Agreement and the Authorizing Resolutions, (iv) the Stock Purchase Units have been duly executed and delivered in accordance with the Stock Purchase Unit Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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7. With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and the Authorizing Resolutions, (iv) the Warrants have been duly executed and countersigned in accordance with the applicable Warrant Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. With respect to the Units, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered, (iii) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and the Authorizing Resolutions, (iv) the Units have been duly executed and delivered in accordance with the Unit Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any Prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Hinckley, Allen & Snyder LLP